Exhibit 99.1
For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650.653.4441 Office
todd@blueshirtgroup.com	650.464.8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com
RightNow Announces First Quarter 2011 Financial Results
Company reports recurring revenue growth of 27%.
BOZEMAN, Mont. (April 27, 2011) — RightNow® (NASDAQ: RNOW) today announced results for the first quarter ended March 31, 2011.
First quarter 2011 financial highlights included:
•	Total revenue was $52.3 million, an increase of 24% over Q1 2010

•	Recurring revenue was $41.9 million, an increase of 27% over Q1 2010

•	GAAP diluted earnings per share was $0.04 and Non-GAAP diluted earnings per share was $0.10. A reconciliation of Non-GAAP measures can be found at the back of this release.

•	Non-GAAP operating margin was 10%, an increase of 400 basis points over Q1 2010

•	Current software backlog was $142 million, an increase of 38% over Q1 2010
Total revenue was $52.3 million in the first quarter of 2011, compared to $42.1 million in the first quarter of 2010, reflecting a 24% increase. Recurring revenue in the first quarter of 2011 increased 27% to $41.9 million from $33.0 million in the first quarter of 2010.
Net income in the first quarter of 2011 was $1.4 million or $0.04 per diluted share, compared to net income of $585,000 or $0.02 per diluted share, in the first quarter of 2010. During the first quarter of 2011, the Company recorded a $1.8 million foreign currency gain associated with the Q-go acquisition, which was excluded from non-GAAP net income and non-GAAP net income per share. Non-GAAP net income in the first quarter of 2011 was $3.7 million, or $0.10 per diluted share, compared to non-GAAP net income of $2.3 million or $0.07 per diluted share, in the first quarter of 2010.
New, renewed and expanded customer relationships during the first quarter of 2011 included Activision, Arbor Networks, Cabela’s, CARFAX, The Container Store, CyberDefender, DeVry, Electronic Arts, Ellie Mae Inc., Equifax, HauteLook, KLM/AirFrance, and Logitech.
“We carried strong momentum from 2010 into the first quarter, executing against our strategy by expanding our presence with global organizations and growing our product footprint with the acquisition of

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Q-go,” said Greg Gianforte, CEO and founder. “We are well-positioned to continue our success, as customers recognize our unique ability to help them manage their customer experiences and demonstrate measurable returns on their investments.”
Jeff Davison, CFO, said, “We are pleased to report 27% growth in recurring revenue and a significant increase in operating income over the first quarter of 2010. We are leveraging our solid execution and strong balance sheet to increase investments in sales and marketing to continue to drive further profitable growth.”
Guidance
•	For the full year 2011, the Company expects total revenue to be approximately $226 million, with recurring revenue growth expected to be approximately 24%. Net income per diluted share for the full year 2011 is expected to be approximately $0.06. Non-GAAP net income per diluted share, which excludes stock-based compensation, acquisition costs and amortization of acquired intangible assets, amortization of debt issuance costs, and a foreign currency gain related to the Q-go acquisition, is expected to be approximately $0.55 for the full year 2011. The Company expects approximately 36 million diluted shares outstanding for the full year 2011.

•	For the second quarter of 2011, total revenue is expected to be approximately $54 million. Second quarter net loss per diluted share is expected to be approximately $(0.02). Second quarter non-GAAP net income per diluted share, which excludes stock-based compensation, amortization of acquired intangible assets, and amortization of debt issuance costs, is expected to be approximately $0.12. The Company expects approximately 36 million diluted shares outstanding for the second quarter of 2011.
Please refer to our “Forward-Looking Guidance Reconciliation” table for complete details on adjustments between GAAP and non-GAAP guidance.
Quarterly Conference Call
RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). To access the call, please dial (877) 638 - 9569, or outside the U.S. (914) 495-8536, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Events & Presentations menu. An audio replay will be available between 5:30 p.m. MT April 27, 2011 and 9:59 p.m. MT May 11, 2011 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 55927048. The replay will also be available during the same time period on the Company’s website at http://investor.rightnow.com.
About RightNow Technologies
RightNow is helping rid the world of bad experiences one consumer interaction at a time, eight million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than ten billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.
RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

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All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations, business and profit growth and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, our business model; our success in transitioning to a new President and Chief Operating Officer; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; general economic conditions; fluctuations in foreign currency exchange; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; any unanticipated ambiguities in fair value accounting standards; the amount and timing of any stock repurchases under our stock repurchase program; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the risks associated with our recent acquisition of Q-go, including our ability to retain and motivate Q-go’s employees; our ability to integrate and market Q-go’s solutions to new customers; our ability to retain Q-go’s existing customers; the speed, quality and cost of our efforts to integrate Q-go’s solutions with our solution set; the security and reliability of Q-go’s service; and the risks associated with forecasting the impact of Q-go on combined financial results; the impact of potential future acquisitions, if any; and risks associated with our offering of convertible senior notes including the potential impact on earnings per share calculations; and various other factors. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
FRNOW

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RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)

	March 31,	Dec. 31,
	2011	2010
Assets
Cash and cash equivalents	$131,998	$181,948
Short-term investments	117,659	94,759
Accounts receivable	34,558	39,338
Allowance for doubtful accounts	(1,800)	(2,021)

Net receivables	32,758	37,317
Deferred commissions	5,461	5,418
Prepaid and other current assets	5,406	4,662
Deferred tax assets	3,806	3,801

Total current assets	297,088	327,905

Property and equipment, net	12,644	10,702
Intangible assets, net	19,115	6,149
Goodwill	31,953	7,975
Deferred commissions, non-current	4,649	4,747
Other	4,669	4,921
Deferred tax assets, non-current	16,713	16,480

Total Assets	$386,831	$378,879

Liabilities and Stockholders’ Equity
Accounts payable	$12,114	$10,463
Commissions and bonuses payable	4,678	7,137
Other accrued liabilities	15,193	13,363
Current portion of deferred revenue	86,244	90,350

Total current liabilities	118,229	121,313

Deferred revenue, net of current portion	1,939	2,969
Other long-term liabilities	453	—
2.50% Convertible senior notes due 2030	175,000	175,000

Total liabilities	295,621	299,282

Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	145,359	136,717
Treasury stock, at cost	(29,149)	(29,149)
Accumulated other comprehensive income	3,533	1,953
Accumulated deficit	(28,569)	(29,959)

Total stockholders’ equity	91,210	79,597

Total Liabilities and Stockholders’ Equity	$386,831	$378,879

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RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Recurring revenue	$41,913	$33,025
Professional services	10,416	9,077

Total revenue	52,329	42,102

Cost of revenue:
Recurring revenue	7,326	5,879
Professional services	9,410	7,332

Total cost of revenue	16,736	13,211

Gross profit	35,593	28,891

Operating expenses:
Sales and marketing	22,550	18,724
Research and development	5,596	5,132
General and administrative	6,171	4,299

Total operating expenses	34,317	28,155

Income from operations	1,276	736

Interest and other income (expense), net	768	183

Income before income taxes	2,044	919
Provision for income taxes	(654)	(334)

Net income	$1,390	$585

Net income per share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02
Shares used in the computation:
Basic	32,585	31,929
Diluted	35,482	33,431

Supplemental information of stock-based compensation expense included in:
Cost of recurring revenue	$204	$113
Cost of professional services	298	114
Sales and marketing	977	751
Research and development	307	257
General and administrative	953	520

Total stock-based compensation	$2,739	$1,755

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RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Operating activities:
Net income	$1,390	$585
Non-cash adjustments:
Depreciation and amortization	2,802	2,065
Stock-based compensation	2,739	1,755
Provision for losses on accounts receivable	20	50
Foreign currency gain on acquisition	(1,819)	—
Changes in operating accounts, net of business acquisitions:
Receivables	8,029	2,449
Prepaid and other current assets	(342)	(1,499)
Deferred commissions	140	445
Accounts payable	885	2,045
Commissions and bonuses payable	(2,512)	(1,243)
Other accrued liabilities	609	1,511
Deferred revenue	(8,428)	(4,614)
Other	(16)	(39)

Cash provided by operating activities	3,497	3,510

Investing activities:
Net change in investments	(22,886)	(342)
Acquisition of property and equipment	(3,117)	(1,640)
Intangible asset additions	(1,491)	(1,034)
Business acquisition, net of cash acquired	(33,837)	—

Cash used in investing activities	(61,331)	(3,016)

Financing activities:
Proceeds from issuance of common stock	5,311	1,159
Excess tax benefit of stock options exercised	591	327
Payments on current and long-term debt	(240)	(12)

Cash provided by financing activities	5,662	1,474

Effect of foreign exchange rates on cash and cash equivalents	2,222	(400)

Increase (decrease) in cash and cash equivalents	(49,950)	1,568

Cash and cash equivalents at beginning of period	181,948	41,546

Cash and cash equivalents at end of period	$131,998	$43,114

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RightNow Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measurements
(Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Income from operations as reported	$1,276	$736
Income from operations as a % of total revenue (operating margin)	2%	2%
Add stock-based compensation (“SBC”)	2,739	1,755
Add Q-go acquisition costs	415	—
Add amortization expense of acquired intangible assets	731	—

Non-GAAP income from operations	$5,161	$2,491

Non-GAAP income from operations as a % of total revenue (Non-GAAP operating margin)	10%	6%

Net income as reported	$1,390	$585
Add stock-based compensation (“SBC”)	2,739	1,755
Add Q-go acquisition costs	415	—
Add amortization expense of acquired intangible assets	731	—
Add amortization of debt issuance expense	254	—
Less foreign currency gain	(1,819)	—

Non-GAAP Net income	$3,710	$2,340

Net income per share, as reported (basic)	$0.04	$0.02
Net income per share, as reported (diluted)	$0.04	$0.02
Non-GAAP Net income per share (basic)	$0.11	$0.07
Non-GAAP Net income per share (diluted)	$0.10	$0.07

Shares outstanding (basic), as reported	32,585	31,929
Shares outstanding (diluted), as reported	35,482	33,431
Forward-Looking Guidance Reconciliation

												Non-
	GAAP		Adjustment									GAAP
Second quarter ending June 30, 2011
Net income (approximately)	$(650)	[a]	3,600	[b]	—	[c]	950	[d]	250			$4,150
Net income per share (approximately)	$(0.02)											$0.12
Shares (diluted)	36,000											36,000

Year ending December 31, 2011
Net income (approximately)	$2,000	[a]	14,500	[b]	400	[c]	3,600	[d]	1,000	[e]	(1,800)	$19,700
Net income per share (approximately)	$0.06											$0.55
Shares (diluted)	36,000											36,000

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[a]	Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with FASB Accounting Standards Codification, Topic 718, Compensation-Stock Compensation, which is effective for periods beginning January 1, 2006.

[b]	Estimated acquisition costs associated with Q-go.

[c]	Estimated amortization expense of acquired intangible assets.

[d]	Estimated debt issuance amortization expenses.

[e]	Estimated foreign currency gain associated with acquisition of Q-go.
About Non-GAAP Financial Measures
Non-GAAP net income and diluted net income per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income and net income per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and net income per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.
Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.
During the first quarter of 2011, we recorded a $1.8 million foreign currency gain related to our acquisition of Q-go.
In calculating non-GAAP income from operations, net income and net income per share, management excluded stock-based compensation expenses, acquisition costs and amortization associated with acquired intangible assets, debt amortization expenses, and the foreign gain associated with our acquisition of Q-go (debt amortization expense was not included and foreign currency was not excluded from non-GAAP income from operations because these amounts were not recorded as operating income), to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses and gain are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.
Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and net income per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
Calculating non-GAAP financial measures have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP operating income, net income and net income per share. In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. In the future, we also expect to incur additional acquisition costs and amortization associated with acquired intangible assets and we anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. These acquired intangible assets will be considered for impairment, but will be considered a static expense,

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one that is not typically affected by operations during any particular period. Lastly, we anticipate excluding amortization of debt issuance costs from our future presentation of our non-GAAP financial measures as these costs are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business, and RightNow believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry.
Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:
•	Other companies inside and outside of our industry may calculate non-GAAP net income and net income per share differently than we do, limiting their usefulness as a comparative tool; and

•	The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.
In addition, the adjustments to our future GAAP financial measures reflecting the exclusion of stock-based compensation expenses, amortization of acquired intangible assets, and amortization of debt issuance costs are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP with equal or greater prominence. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share. For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.
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